Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Fourth Quarter and Fiscal Year 2025 Results

WESTFORD, Mass., February 18, 2026 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended January 3, 2026.

Fourth Quarter Financial Highlights
•Revenue increased 11% to a record $286 million
•Gross margin increased 50 basis points to 43.9%
•Net income was $24 million in both periods
•GAAP EPS was $2.04 in both periods
•Adjusted EPS increased 1% to $2.27
•Adjusted EBITDA increased 11% to $58 million and represented 20.3% of revenue
•Operating cash flow increased 17% to $61 million
•Bookings increased 12% to $270 million

Fiscal Year Financial Highlights
•Revenue was $1.05 billion in both periods
•Gross margin increased 90 basis points to 45.2%
•Net income decreased 9% to $102 million
•GAAP EPS decreased 9% to $8.65
•Adjusted EPS decreased 10% to $9.26
•Adjusted EBITDA decreased 6% to $216 million and represented 20.6% of revenue
•Operating cash flow increased 10% to a record $171 million
•Bookings increased 5% to a record $1.03 billion

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The fourth quarter was a solid finish to the year,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Good execution by our businesses combined with our recent acquisitions drove record revenue performance and strong cash flows despite a challenging economic environment.”

Fourth Quarter 2025 Compared to 2024
Revenue increased 11 percent to a record $286.2 million compared to $258.0 million in 2024, including increases of eight percent from acquisitions and three percent from the favorable effect of foreign currency translation. Gross margin was 43.9 percent compared to 43.4 percent in 2024.

Net income was $24.0 million in both 2025 and 2024. GAAP EPS was $2.04 in both periods, and adjusted EPS increased one percent to $2.27 in 2025 compared to $2.25 in 2024. Adjusted EPS excludes acquisition-related costs of $0.17 and other costs of $0.07 in 2025, and excludes acquisition-related costs of $0.16 and other costs of $0.06 in 2024.

Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

Adjusted EBITDA increased 11 percent to $58.0 million compared to $52.4 million in 2024 and represented 20.3 percent of revenue in both periods. Operating cash flow increased 17 percent to $60.8 million compared to $51.9 million in 2024. Free cash flow increased 18 percent to $54.7 million compared to $46.3 million in 2024.

Bookings increased 12 percent to $270.0 million compared to $240.6 million in 2024. Organic bookings increased one percent, which excludes increases of eight percent from acquisitions and three percent from the favorable effect of foreign currency translation.

Fiscal Year 2025 Compared to 2024
Revenue was $1,052.2 million in 2025 compared to a record $1,053.4 million in 2024. Organic revenue decreased four percent, which excludes increases of three percent from acquisitions and one percent from the favorable effect of foreign currency translation. Gross margin was 45.2 percent compared to 44.3 percent in 2024.

Net income was $102.0 million, decreasing nine percent compared to $111.6 million in 2024. GAAP EPS decreased nine percent to $8.65 compared to $9.48 in 2024, and adjusted EPS decreased 10 percent to $9.26 compared to $10.28 in 2024. Adjusted EPS excludes acquisition-related costs of $0.53 and other costs of $0.08 in 2025, and excludes acquisition-related costs of $0.74 and other costs of $0.06 in 2024.

Adjusted EBITDA decreased six percent to $216.3 million and represented 20.6 percent of revenue compared to a record $229.7 million and 21.8 percent in 2024. Operating cash flow increased 10 percent to a record $171.3 million compared to $155.3 million in 2024. Free cash flow increased 15 percent to a record $154.3 million compared to $134.3 million in 2024.

Bookings increased five percent to a record $1,033.9 million compared to $981.1 million in 2024. Organic bookings increased one percent, which excludes a four percent increase from acquisitions.

Summary and Outlook
“Looking ahead to 2026, we are encouraged by improving business activity as we begin the year,” continued Mr. Powell. "Our capital project bookings are expected to strengthen supported by steady aftermarket demand, a strong balance sheet, and robust cash flow generation. For 2026, we expect revenue of $1.160 to $1.185 billion, GAAP EPS of $10.27 to $10.62 and, after excluding $0.13 of acquisition-related costs, adjusted EPS of $10.40 to $10.75. For the first quarter of 2026, we expect revenue of $270 to $280 million, GAAP EPS of $1.69 to $1.79 and, after excluding $0.09 of acquisition-related costs, adjusted EPS of $1.78 to $1.88.

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 19, 2026, at 11:00 a.m. Eastern Time to discuss its fourth quarter and full year financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BIa674ebe68815486591fb93fb0ccd256f or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through March 20, 2026.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and full year results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted

Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the fourth quarter of 2025 included $21.9 million from acquisitions and a favorable foreign currency translation effect of $6.5 million compared to the fourth quarter of 2024. Revenue in 2025 included $36.7 million from acquisitions and a favorable foreign currency translation effect of $7.0 million compared to 2024. Our other non-GAAP financial measures exclude acquisition costs, amortization expense related to acquired profit in inventory and backlog, restructuring and impairment costs, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $0.9 million in 2025 and $0.3 million in 2024.
•Pre-tax amortization of acquired profit in inventory and backlog of $1.1 million in 2025 and $2.2 million in 2024.
•Pre-tax indemnification asset reversal of $0.6 million in 2025 and $0.3 million in 2024.
•Pre-tax other costs of $1.0 million in 2025 and $0.7 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax acquisition costs of $1.1 million ($0.9 million plus tax of $0.2 million) in 2025 and $0.2 million ($0.3 million net of tax of $0.1 million) in 2024.
•After-tax amortization of acquired profit in inventory and backlog of $0.9 million ($1.1 million net of tax of $0.2 million) in 2025 and $1.7 million ($2.2 million net of tax of $0.5 million) in 2024.
•After-tax other costs of $0.8 million ($1.0 million net of tax of $0.2 million) in 2025 and $0.7 million in 2024.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $6.1 million in 2025 and $5.6 million in 2024.

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Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

Fiscal Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax acquisition costs of $4.4 million in 2025 and $2.9 million in 2024.
•Pre-tax amortization of acquired profit in inventory and backlog of $2.4 million in 2025 and $8.4 million in 2024.
•Pre-tax indemnification asset reversal of $0.6 million in 2025 and $0.2 million in 2024.
•Pre-tax other costs of $1.3 million in 2025 and $0.7 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax acquisition costs of $4.5 million ($4.4 million plus tax of $0.1 million) in 2025 and $2.3 million ($2.9 million net of tax of $0.6 million) in 2024.
•After-tax amortization of acquired profit in inventory and backlog of $1.8 million ($2.4 million net of tax of $0.6 million) in 2025 and $6.4 million ($8.4 million net of tax of $2.0 million) in 2024.
•After-tax other costs of $1.0 million in ($1.3 million net of tax of $0.3 million) 2025 and $0.7 million in 2024.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $17.0 million in 2025 and $21.0 million in 2024.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Revenue	$286,204	$258,030	$1,052,248	$1,053,384
Costs and Operating Expenses:
Cost of revenue	160,509	146,170	576,520	587,236
Selling, general, and administrative expenses	80,862	70,568	301,863	279,920
Research and development expenses	4,098	3,697	15,264	14,318
Other costs (g)	1,026	658	1,313	658
	246,495	221,093	894,960	882,132
Operating Income	39,709	36,937	157,288	171,252
Interest Income	600	529	1,929	1,915
Interest Expense	(5,322)	(4,642)	(15,571)	(20,028)
Other Expense, Net	(9)	(21)	(61)	(69)
Income Before Provision for Income Taxes	34,978	32,803	143,585	153,070
Provision for Income Taxes	10,488	8,706	39,904	40,516
Net Income	24,490	24,097	103,681	112,554
Net Income Attributable to Noncontrolling Interests	(465)	(65)	(1,712)	(956)
Net Income Attributable to Kadant	$24,025	$24,032	$101,969	$111,598

Earnings per Share Attributable to Kadant:
Basic	$2.04	$2.05	$8.66	$9.51
Diluted	$2.04	$2.04	$8.65	$9.48

Weighted Average Shares:
Basic	11,779	11,745	11,773	11,739
Diluted	11,805	11,794	11,794	11,771

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	January 3, 2026	January 3, 2026	December 28, 2024	December 28, 2024
Net Income and Diluted EPS Attributable to Kadant, as Reported	$24,025	$2.04	$24,032	$2.04
Adjustments, Net of Tax:
Acquisition Costs	1,146	0.10	194	0.02
Amortization of Profit in Inventory and Backlog	850	0.07	1,664	0.14
Other Costs (g)	769	0.07	658	0.06
Adjusted Net Income and Adjusted Diluted EPS (a)	$26,790	$2.27	$26,548	$2.25

	Twelve Months Ended		Twelve Months Ended
	January 3, 2026	January 3, 2026	December 28, 2024	December 28, 2024
Net Income and Diluted EPS Attributable to Kadant, as Reported	$101,969	$8.65	$111,598	$9.48
Adjustments, Net of Tax:
Acquisition Costs	4,536	0.38	2,320	0.20
Amortization of Profit in Inventory and Backlog	1,775	0.15	6,394	0.54
Other Costs (g)	985	0.08	658	0.06
Adjusted Net Income and Adjusted Diluted EPS (a)	$109,265	$9.26	$120,970	$10.28

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Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,b)
Revenue by Segment	January 3, 2026	December 28, 2024	Increase
Flow Control	$99,639	$94,684	$4,955	$1,639
Industrial Processing	117,635	101,428	16,207	(7,333)
Material Handling	68,930	61,918	7,012	5,486
	$286,204	$258,030	$28,174	$(208)

Percentage of Parts and Consumables Revenue	70%	67%

	Twelve Months Ended		Increase (Decrease)	Increase (Decrease) Excluding Acquisitions and FX (a,b)
	January 3, 2026	December 28, 2024
Flow Control	$382,866	$371,177	$11,689	$(109)
Industrial Processing	409,489	432,738	(23,249)	(51,310)
Material Handling	259,893	249,469	10,424	6,623
	$1,052,248	$1,053,384	$(1,136)	$(44,796)

Percentage of Parts and Consumables Revenue	71%	66%

	Three Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (b)
Bookings by Segment	January 3, 2026	December 28, 2024
Flow Control	$93,617	$87,436	$6,181	$3,108
Industrial Processing	120,993	103,607	17,386	(4,401)
Material Handling	55,372	49,601	5,771	4,452
	$269,982	$240,644	$29,338	$3,159

Percentage of Parts and Consumables Bookings	73%	70%

	Twelve Months Ended		Increase	Increase Excluding Acquisitions and FX (b)
	January 3, 2026	December 28, 2024
Flow Control	$380,503	$365,185	$15,318	$2,864
Industrial Processing	403,895	379,517	24,378	1,796
Material Handling	249,532	236,399	13,133	9,144
	$1,033,930	$981,101	$52,829	$13,804

Percentage of Parts and Consumables Bookings	72%	71%

	Three Months Ended		Twelve Months Ended
Additional Segment Information	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Gross Margin:
Flow Control	50.5%	51.4%	52.3%	52.5%
Industrial Processing	42.0%	39.9%	43.0%	41.8%
Material Handling	37.6%	36.7%	38.1%	36.3%
Consolidated	43.9%	43.4%	45.2%	44.3%

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Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

	Three Months Ended		Twelve Months Ended
Additional Segment Information (continued)	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Operating Income:
Flow Control	$23,271	$22,091	$92,808	$91,612
Industrial Processing	16,602	16,563	67,748	86,623
Material Handling	11,234	8,551	41,241	34,073
Corporate	(11,398)	(10,268)	(44,509)	(41,056)
	$39,709	$36,937	$157,288	$171,252

Adjusted Operating Income (a,c):
Flow Control	$23,651	$24,330	$93,976	$96,476
Industrial Processing	19,748	17,442	74,889	90,218
Material Handling	11,362	8,934	41,588	37,743
Corporate	(11,398)	(10,268)	(44,509)	(41,056)
	$43,363	$40,438	$165,944	$183,381

Capital Expenditures:
Flow Control	$1,949	$1,496	$6,051	$7,225
Industrial Processing	1,840	2,178	5,543	8,121
Material Handling	2,119	1,901	5,309	5,638
Corporate	142	—	145	21
	$6,050	$5,575	$17,048	$21,005

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Operating Cash Flow	$60,759	$51,890	$171,328	$155,265
Capital Expenditures	(6,050)	(5,575)	(17,048)	(21,005)
Free Cash Flow (a)	$54,709	$46,315	$154,280	$134,260

Depreciation and Amortization Expense	$14,740	$13,082	$51,219	$49,587

Balance Sheet Data	January 3, 2026	December 28, 2024
Assets
Cash, Cash Equivalents, and Restricted Cash	$122,681	$95,946
Accounts Receivable, Net	158,567	142,462
Inventories	206,854	146,092
Contract Assets	6,599	18,408
Property, Plant, and Equipment, Net	196,656	170,331
Intangible Assets	350,376	279,494
Goodwill	555,621	479,169
Other Assets	114,824	98,443
	$1,712,178	$1,430,345
Liabilities and Stockholders' Equity
Accounts Payable	$53,362	$51,062
Debt Obligations	372,720	286,504
Other Borrowings	1,781	2,023
Other Liabilities	293,248	232,628
Total Liabilities	721,111	572,217
Stockholders' Equity	991,067	858,128
	$1,712,178	$1,430,345

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Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

	Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Consolidated
Net Income Attributable to Kadant	$24,025	$24,032	$101,969	$111,598
Net Income Attributable to Noncontrolling Interests	465	65	1,712	956
Provision for Income Taxes	10,488	8,706	39,904	40,516
Interest Expense, Net	4,722	4,113	13,642	18,113
Other Expense, Net	9	21	61	69
Operating Income	39,709	36,937	157,288	171,252
Acquisition Costs	927	339	4,425	2,872
Acquired Profit in Inventory Amortization (d)	1,004	1,124	1,504	5,189
Acquired Backlog Amortization (e)	109	1,071	855	3,252
Indemnification Asset Reversal, Net (f)	588	309	559	158
Other Costs (g)	1,026	658	1,313	658
Adjusted Operating Income (a)	43,363	40,438	165,944	183,381
Depreciation and Amortization	14,631	12,011	50,364	46,335
Adjusted EBITDA (a)	$57,994	$52,449	$216,308	$229,716
Adjusted EBITDA Margin (a,h)	20.3%	20.3%	20.6%	21.8%

Flow Control
Operating Income	$23,271	$22,091	$92,808	$91,612
Acquisition Costs	3	18	44	655
Acquired Profit in Inventory Amortization (d)	—	981	35	1,944
Acquired Backlog Amortization (e)	91	618	701	1,500
Indemnification Asset Reversal (Provision) (f)	286	(36)	388	107
Other Costs (g)	—	658	—	658
Adjusted Operating Income (a)	23,651	24,330	93,976	96,476
Depreciation and Amortization	3,184	2,874	12,451	10,435
Adjusted EBITDA (a)	$26,835	$27,204	$106,427	$106,911
Adjusted EBITDA Margin (a,h)	26.9%	28.7%	27.8%	28.8%

Industrial Processing
Operating Income	$16,602	$16,563	$67,748	$86,623
Acquisition Costs	920	361	4,369	1,203
Acquired Profit in Inventory Amortization (d)	1,004	139	1,469	2,201
Indemnification Asset Reversal (Provision) (f)	196	379	(10)	191
Other Costs (g)	1,026	—	1,313	—
Adjusted Operating Income (a)	19,748	17,442	74,889	90,218
Depreciation and Amortization	7,554	5,149	22,404	20,607
Adjusted EBITDA (a)	$27,302	$22,591	$97,293	$110,825
Adjusted EBITDA Margin (a,h)	23.2%	22.3%	23.8%	25.6%

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Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

		Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)		January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Material Handling
	Operating Income	$11,234	$8,551	$41,241	$34,073
	Acquisition Costs	4	(40)	12	1,014
	Acquired Profit in Inventory Amortization (d)	—	4	—	1,044
	Acquired Backlog Amortization (e)	18	453	154	1,752
	Indemnification Asset Reversal (Provision) (f)	106	(34)	181	(140)
	Adjusted Operating Income (a)	11,362	8,934	41,588	37,743
	Depreciation and Amortization	3,878	3,975	15,458	15,244
	Adjusted EBITDA (a)	$15,240	$12,909	$57,046	$52,987
	Adjusted EBITDA Margin (a,h)	22.1%	20.8%	21.9%	21.2%

Corporate
	Operating Loss	$(11,398)	$(10,268)	$(44,509)	$(41,056)
	Depreciation and Amortization	15	13	51	49
	EBITDA (a)	$(11,383)	$(10,255)	$(44,458)	$(41,007)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under “Adjusted Operating Income and Adjusted EBITDA Reconciliation.”

(d)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)
Other costs consist of land remediation costs of $871 ($653 net of tax) and restructuring costs of $155 ($116 net of tax) in the three and twelve months ended January 3, 2026, and impairment costs of $287 ($216 net of tax) in the twelve months ended January 3, 2026 all within the Industrial Processing segment, and a loss of $658 in the three and twelve months ended December 28, 2024 related to the recognition of a cumulative translation adjustment from the liquidation of a foreign subsidiary within the Flow Control segment.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,900 employees in 22 countries worldwide. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K
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Kadant Reports Fourth Quarter and Fiscal 2025 Results
February 18, 2026

for the fiscal year ended December 28, 2024 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 978-776-2000
media@kadant.com